Exhibit 99.1


       1. Joint Filing. Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

       2.   Power of Attorney.      Know all persons by these presents
that the each person whose signature appears below constitutes and appoints
W. Robert Cotham, Mark L. Hart, Jr. and William P. Hallman, Jr., and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Schedule 13D, and any reports filed pursuant to
Section 16 of the Securities Exchange Act of 1934, filed on behalf of each of them with respect to their beneficial ownership of United States Filter Corporation and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or such person or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                    LEE M. BASS


                                    By:      /s/ William P. Hallman, Jr.

                                          William P. Hallman, Jr.,
                                          Attorney-in-Fact (1)


                                    FINE LINE, INC.


                                    By:      /s/ William P. Hallman, Jr.
                                          William P. Hallman, Jr.,
                                          Vice President


                                    E.P. BASS


                                    By:     /s/ William P. Hallman, Jr.
                                          William P. Hallman, Jr.,
                                          Attorney-in-Fact (2)


                                       /s/ Ardon E. Moore
                                    ARDON E. MOORE


                                       /s/ William P. Hallman, Jr.
                                    WILLIAM P. HALLMAN, J.R.


                                      /s/ Peter Sterling
                                    Peter Sterling


                                    JASON MICHAEL TAYLOR GRANTOR TRUST


                                    By:      /s/ Annette B. Taylor
                                          Annette B. Taylor, Trustee


                                    RHONDA LEIGH TAYLOR GRANTOR TRUST


                                    By:      /s/ Annette B. Taylor
                                          Annette B. Taylor, Trustee


                                     /s/ Annette B. Taylor
                                    ANNETTE B. TAYLOR

(1) A Power of Attorney authorizing William P. Hallman, Jr. to act on behalf of Lee M. Bass previously has been filed with the Securities and Exchange Commission.

(2) A Power of Attorney authorizing William P. Hallman, Jr. to act on behalf of E.P. Bass previously has been filed with the Securities and Exchange Commission.